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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MESABI TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MESABI TRUST
C/O DEUTSCHE BANK TRUST COMPANY AMERICAS
TRUST & SECURITIES SERVICES—GDS
60 WALL STREET, 27TH FLOOR
NEW YORK, NEW YORK 10005

November 12, 2009

Dear Trust Certificate Holder:

        A special meeting of the Trust Certificate Holders of Mesabi Trust is scheduled to be held on Thursday, December 17, 2009, at 10:00 a.m. local time, at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3300, Minneapolis, Minnesota 55402. Please find enclosed a notice to Trust Certificate Holders, a Proxy Statement describing the business to be transacted at the meeting, and a form of Proxy for use in voting at the meeting.

        At the special meeting, you will be asked to approve a proposal seeking the appointment of a successor trustee of Mesabi Trust and to transact such other business as may properly come before the meeting.

        We hope that you will be able to attend the special meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is very important that your units of beneficial interest be represented at the meeting.

Very truly yours,
DEUTSCHE BANK TRUST COMPANY AMERICAS Corporate Trustee of the Mesabi Trust

YOUR VOTE IS IMPORTANT

        All Trust Certificate Holders are cordially invited to attend the special meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed Proxy as promptly as possible. Returning your proxy will help assure that a quorum will be present at the meeting and avoid the added expense of conducting additional proxy solicitations. Any Trust Certificate Holder attending the meeting may vote in person even if he or she has returned the Proxy.

MESABI TRUST
c/o Deutsche Bank Trust Company Americas
Trust & Securities Services—GDS
60 Wall Street, 27th Floor
New York, New York 10005

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE TRUST CERTIFICATE HOLDERS MEETING TO BE HELD ON
DECEMBER 17, 2009

The Notice, Proxy Statement, Annual Report and directions to the meeting are available at www.mesabi-trust.com.

MESABI TRUST
c/o Deutsche Bank Trust Company Americas
Trust & Securities Services—GDS
60 Wall Street, 27th Floor
New York, New York 10005

NOTICE OF SPECIAL MEETING OF TRUST CERTIFICATE HOLDERS
To Be Held December 17, 2009

        In accordance with Section 14.2 of the Agreement of Trust dated as of July 18, 1961, as amended, (the "Agreement of Trust"), NOTICE IS HEREBY GIVEN that the Trustees have called a special meeting of the Trust Certificate Holders of Mesabi Trust to be held on Thursday, December 17, 2009, at 10:00 a.m. local time, at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3300, Minneapolis, Minnesota 55402. The special meeting of Trust Certificate Holders is called to consider and vote on the following matters:

  (1)
  the appointment of an individual trustee to succeed David J. Hoffman;

  (2)
  the transaction of such other business as may properly come before the meeting.

        Under the Agreement of Trust, each holder is entitled to one vote for each unit of beneficial interest represented by Trust Certificates registered in his or her name at the close of business on November 9, 2009 (the record date for the special meeting fixed by the Trustees in accordance with the Agreement of Trust). Only holders of record of units of beneficial interest of Mesabi Trust at the close of business on November 9, 2009 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. A list of Trust Certificate Holders entitled to vote at the special meeting will be available for inspection by Trust Certificate Holders for any purpose germane to the special meeting during regular business hours for the ten days preceding the special meeting at the Corporate Trustee's offices at 60 Wall Street, 27th Floor, New York, New York 10005 and also at the special meeting.

        WE URGE ALL TRUST CERTIFICATE HOLDERS TO ATTEND THE MEETING IN PERSON, IF POSSIBLE. IF YOU DO NOT PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Trustees of Mesabi Trust,
DEUTSCHE BANK TRUST COMPANY AMERICAS Corporate Trustee of Mesabi Trust

New York, New York
November 12, 2009

MESABI TRUST
c/o Deutsche Bank Trust Company Americas
Trust & Securities Services—GDS
60 Wall Street, 27th Floor
New York, New York 10005
(615) 835-2749

PROXY STATEMENT
FOR
SPECIAL MEETING OF THE TRUST CERTIFICATE HOLDERS

        James A. Ehrenberg, Richard G. Lareau and Norman F. Sprague, III (the "Individual Trustees") together with Deutsche Bank Trust Company Americas (the "Corporate Trustee" and together with the Individual Trustees, the "Trustees"), request your proxy for use at the special meeting of Trust Certificate Holders to be held on Thursday, December 17, 2009, at 10:00 a.m. local time, at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3300, Minneapolis, Minnesota 55402, and at any adjournment or postponement thereof. By signing and returning the enclosed proxy (the "Proxy") you authorize the persons named on the Proxy to represent you and to vote your units of beneficial interest ("Units") at the special meeting. This Proxy Statement and the form of proxy were first mailed to Trust Certificate Holders of Mesabi Trust (the "Trust") on or about November 12, 2009.

        If you attend the special meeting, you may vote in person. If you are not present at the special meeting, your Units can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke your Proxy at any time before it is exercised at the special meeting by (a) signing and submitting a later-dated proxy to the Corporate Trustee, (b) delivering written notice of revocation of the Proxy to the Corporate Trustee, or (c) attending and voting in person at the special meeting. In the absence of any such revocation, Units represented by the persons named on the proxies will be voted at the special meeting.

        The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all such costs will be borne by the Trust. In addition to the use of the mail, some proxies may be solicited personally by the Trustees without additional compensation. Solicitation of proxies will be made by the Individual Trustees, certain employees of the Corporate Trustee and certain employees of Georgeson Inc. Representatives of the Trustees may solicit proxies personally or by telephone, telegram or other forms of wire or electronic communication. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Units held of record by those companies. The Trust will reimburse persons holding Units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

        The Trust has retained Georgeson Inc. for solicitation and advisory services in connection with this Proxy Statement and related proxy and authorization solicitations. It is estimated that Georgeson Inc. will be paid approximately $15,000 for its services as solicitation agent and will be reimbursed for its reasonable out-of-pocket expenses. The Trust has also agreed to indemnify Georgeson Inc. against certain liabilities and expenses which result from Georgeson Inc.'s performance of these proxy solicitation services.

        In order to limit the expense of further solicitation the Trustees urge you to promptly return the enclosed proxy. In the event you decide to attend the special meeting in person, you will be given an opportunity to vote your Units yourself should you desire to do so.

 VOTING AND QUORUM

        The only outstanding voting securities of the Trust are the Units. Each holder is entitled to one vote for each Unit registered in his or her name at the close of business on November 9, 2009 (the record date for the special meeting fixed by the Trustees in accordance with the Agreement of Trust). As of the close of business on November 9, 2009 there were 13,120,010 Units outstanding and entitled to be voted at the special meeting.

        The presence, in person or by proxy, of a majority of the Units outstanding as of November 9, 2009, shall constitute a quorum at the special meeting. Proposal One requires the affirmative vote of a majority of the Units outstanding (i.e. Trust Certificate Holders owning an aggregate of at least 6,560,006 Units) to approve the appointment of a successor trustee of the Trust. With regard to the appointment of a successor Trustee, votes may be cast in favor or withheld with respect to the nominee. Votes that are withheld will be counted as present for purposes of the appointment of Trustees and, thus, will have the same effect as a vote "against" such election.

        The holders of a majority of the Units who are present or represented by proxy at the special meeting shall have the power to adjourn the special meeting from time to time without notice, other than an announcement at the special meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the special meeting had a quorum originally been present. Abstentions and broker non-votes will count in determining if a quorum is present at the special meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the special meeting. Whether or not a quorum is present, the persons named on the proxies intend to vote in favor of any motion to adjourn the special meeting to a subsequent day if, prior to the special meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the special meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received.

        In the event of a broker non-vote with respect to any issue coming before the special meeting, such non-voting units will not be deemed present and entitled to vote as to that issue for purposes of determining the total number of units represented in person or by proxy. A "broker non-vote" occurs if a broker or other nominee who is entitled to vote units on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange (the "NYSE"), brokers may vote a client's proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client's proxy without voting instructions on "non-discretionary" items. The appointment of a successor Trustee is considered a "discretionary" item.

        As of November 3, 2009, the Individual Trustees as a group had voting power over an aggregate of 52,700 Units, constituting less than 1% of the Units outstanding. The Individual Trustees intend to vote all those Units FOR the appointment of Mr. Robert C. Berglund as the successor trustee.

PROPOSAL ONE—APPOINTMENT OF SUCCESSOR TRUSTEE

Nomination

        The Agreement of Trust provides that there are to be five Trustees of the Trust, one of whom must be a Corporate Trustee with the qualifications prescribed in the Agreement of Trust and four of whom must be individual citizens and residents of the United States. The Trustees do not hold office for specific terms but continue in office until such time as, in the case of the Individual Trustees, a Trustee resigns, or is removed, or dies, or becomes incapable of acting or is adjudged a bankrupt or insolvent. Whenever there shall be a vacancy in the office of an Individual Trustee, a successor shall be appointed by the holders of a majority in interest of the Units then outstanding.

        Upon learning that David J. Hoffman was contemplating resigning as a Trustee of the Trust, the Trustees considered potential candidates to succeed Mr. Hoffman. On October 27, 2009, the Trustees held a telephonic meeting during which they discussed Mr. Hoffman's contemplated resignation and considered the nomination of Robert C. Berglund as a possible successor to Mr. Hoffman. The Trustees concluded that Mr. Berglund would be uniquely qualified to fill the eventual vacancy that would be created upon the effectiveness of Mr. Hoffman's resignation.

        In deciding to nominate Mr. Berglund, the Trustees discussed his credentials, which include a B.S in Mining Engineering from Penn State University and over thirty-five years of experience in mining production and operations management with Cliffs Natural Resources, Inc., its predecessors and its subsidiaries (collectively, "Cliffs"). The Trustees discussed how Mr. Berglund's work with Cliffs involved exposure to and employment at a variety of Cliffs' mining operations in the United States and Canada. The Trustees also discussed the fact that Mr. Berglund spent the last thirteen years of his career as a Vice President and General Manager of two mining operations operated by Cliffs, including approximately seven years as the Vice President and General Manager of the Northshore Mining Company. The Trustees believe that Mr. Berglund's considerable experience with mining operations in general and Northshore Mining Company, which handles the mining, processing and shipping of iron ore products from the Trust lands, in particular, make him a highly qualified candidate to succeed Mr. Hoffman. Based on these factors, the Trustees agreed to endorse his candidacy and nominate him for appointment by the Trust Certificate Holders.

        On October 28, 2009, Mr. Hoffman announced that he was resigning as a Trustee of the Trust with his resignation to take effect upon the due appointment of his successor as provided under the Agreement of Trust. A copy of Mr. Hoffman's letter is attached as Appendix A to this Proxy Statement and the mailing of this Proxy Statement to each Trust Certificate Holder constitutes notice of such resignation as required by Section 12.2 of the Agreement of Trust.

        The Trustees recommend that Trust Certificate Holders vote FOR the appointment of Mr. Berglund as an individual Trustee of the Trust. For more information about Mr. Berglund, see the section below under the heading "Nominee Information."

Required Vote

        The appointment of Mr. Berglund as successor trustee requires the affirmative vote of a majority of the Units outstanding (i.e. Trust Certificate Holders owning an aggregate of at least 6,560,006 Units). Accordingly, abstentions and broker non-votes in the appointment of the successor trustee will have the effect of a vote against Mr. Berglund. If the enclosed proxy is returned and you have indicated how you wish to vote, the proxy will be voted in accordance with your instructions. Should the enclosed proxy be returned without instructions on how you wish to vote on this Proposal One, your proxy will be deemed to grant such authority and will be voted FOR the appointment of the Mr. Berglund.

Effect of Negative Votes on Proposal One

        Mr. Hoffman's letter of resignation states that his resignation will take effect following the appointment of a successor trustee. If the Trust Certificate Holders appoint Mr. Berglund as successor trustee at the special meeting, Mr. Hoffman's resignation will take effect upon the conclusion of the special meeting. In the event that the Trust Certificate Holders fail to appoint a successor trustee at the special meeting, Mr. Hoffman may elect to give a separate written notice of his resignation to each Trust Certificate Holder, which resignation would not be contingent upon the appointment of a successor trustee.

        If Mr. Hoffman resigns and no successor trustee is appointed within 90 days following the effective date of his resignation, then a successor trustee may be appointed by the Supreme Court of the State of New York, on the application of any Trust Certificate Holder upon such notice, if any, as the Court may deem proper and prescribe. In the event a Trust Certificate Holder files such an application, the court may appoint a temporary trustee at any time after such application is filed and the temporary trustee shall act only until a successor trustee shall have been appointed by the Trust Certificate Holders consistent with the provisions of the Agreement of Trust.

GENERAL INFORMATION

Information about Trustees and Nominee

        The present Trustees of the Trust and the nominee for election as an Individual Trustee and their principal occupations for the last five years, their ages and their terms in office as Trustees is set forth in the table below.

Name	Age	Trustee Since	Business Experience During Past Five Years
Deutsche Bank Trust Company Americas	N/A	1961	New York banking corporation.
James A. Ehrenberg	67	2006	Until April 2005, Senior Vice President, Corporate Trust Services, U.S. Bank, N.A.
David J. Hoffman*	74	1977	Retired mining geologist.
Richard G. Lareau	81	1990	Senior partner in the law firm of Oppenheimer Wolff & Donnelly LLP.
Norman F. Sprague III	62	1981	Private investor; Orthopedic surgeon.
Robert C. Berglund	63	Nominee	Retired mining engineer.

*
As explained elsewhere in this Proxy Statement, Mr. Hoffman has announced his intention to resign from the Trust upon the appointment of his successor by a majority in interest of the Units outstanding.

        There are no family relationships among any of the above persons.

Additional Information about Nominee

        Mr. Robert C. Berglund retired from his position as Vice President and General Manager of Northshore Mining Company ("Northshore") in 2003 after spending thirty-five years in mining production and operations management with Cliffs. Mr. Berglund joined Cliffs after graduating from Penn State University in 1968 with a B.S. in Mining Engineering. From 1976 until 2003, Mr. Berglund worked onsite at various mines owned and operated by Cliffs across North America. From 1990 through 1996, Mr. Berglund worked as the Vice President and General Manager of the Tilden Mine located on the Marquette Iron Range in Michigan's Upper Peninsula. Prior to his retirement in 2003, Mr. Berglund worked as the Vice President and General Manager of Northshore for approximately seven years. During his tenure at Northshore, Mr. Berglund also served as a member of the boards of directors of the Wolf Ridge Environmental Learning Center and the Lake County Historical Society, both privately held, non-profit corporations. Mr. Berglund has been primarily focusing on personal interests, unrelated to the mining industry, since his retirement in 2003.

        On October 28, 2009, Mr. Berglund was appointed as a trustee of the Mesabi Land Trust, a trust that owns, in whole or in part, certain contiguous lands in St. Louis County, Minnesota. The Trust is the sole beneficiary and trust certificate holder of Mesabi Land Trust. Pursuant to an action by written consent resolution, the Trustees, acting on behalf of Mesabi Land Trust, appointed Mr. Berglund to fill the vacancy created by Mr. Hoffman's resignation as trustee of the Mesabi Land Trust. The Individual Trustees of the Trust, together with the corporate trustee of the Mesabi Land Trust, U.S. Bank, N.A., serve as the remaining trustees of the Mesabi Land Trust.

        Northshore Mining Company is engaged in the business of mining, processing and shipping iron ore products from Trust lands. Northshore pays royalties to the Trust, which constitutes the Trust's principal source of revenue, in accordance with the terms of Mesabi Trust's leases and assignments of leases. Although Mr. Berglund was an employee at Northshore while Northshore paid royalties to the Trust, the leases and assignments of leases under which Northshore pays the Trust were put in place prior to Mr. Berglund's arrival at Northshore and were not amended or negotiated during his tenure. All of the leases and assignments of leases currently in effect between Mesabi Trust and Northshore were entered into prior to Cliffs' ownership of the mine at Northshore and were negotiated by an unrelated entity, Cyprus Northshore Mining Corporation, a predecessor in interest to Northshore.

TRUSTEE COMPENSATION

Compensation Discussion and Analysis

        The Trust does not have a board of directors, executive officers or any employees. The compensation paid to the Trustees is governed by the Amendment to the Agreement of Trust dated October 25, 1982, as amended (the "Amendment"). The Amendment does not provide for any stock awards, option awards, non-equity incentive plan compensation, change in pension value, nonqualified deferred compensation earnings or any other compensation. The Trust does not have severance agreements nor does it provide post-retirement benefits to the Trustees. Accordingly, all such tables have been omitted from this Proxy Statement.

        Pursuant to the Amendment, each Individual Trustee receives at least $20,000 in annual compensation for services as Trustee. Each year, annual Trustee compensation is adjusted up or down (but not below $20,000) in accordance with changes from the November 1981 level of 295.5 (the "1981 Escalation Level") in the All Commodities Producer Price Index (with 1967 = 100 as a base). The All Commodities Producer Price Index is published by the U.S. Department of Labor, Bureau of Labor Statistics. The adjustment is made at the end of each fiscal year and is calculated on the basis of the proportion between (a) the level of such index for the November preceding the end of such fiscal year, and (b) the 1981 Escalation Level. Any action to modify or otherwise vary the compensation of the Individual Trustees as provided by the Amendment must be approved by the affirmative vote of 66 2/3% of the outstanding units of beneficial interest. Each of the Individual Trustees received $35,995 in cash compensation for services to the Trust during the fiscal year ended January 31, 2009.

        Under the Amendment, the Corporate Trustee receives annual compensation in an amount equal to the greater of (i) $20,000, or such other amount determined in accordance with the adjustments described in the preceding paragraph, or (ii) one quarter of one percent (1/4 of 1%) of the trust moneys, exclusive of proceeds of sale of any part of the Trust Estate (as such terms are defined in the Agreement of Trust), received by the Trustees and distributed to Trust Certificate Holders. The Corporate Trustee earned $94,628 in cash compensation pursuant to this provision for the fiscal year ended January 31, 2009.

        Additionally, each year the Corporate Trustee receives $62,500 to cover clerical and administrative services to the Trust, other than services customarily performed by a registrar or transfer agent for which the Corporate Trustee is paid additional service fees. The Corporate Trustee also received compensation of $10,273 for its services as registrar and transfer agent for the year ended January 31, 2009. Under the Amendment, the Individual Trustees may, in extraordinary circumstances, pay additional compensation to the Corporate Trustee. The decision to pay such compensation must be unanimously approved by the Individual Trustees. The Corporate Trustee did not receive any compensation for extraordinary services with respect to the year ended January 31, 2009.

Summary Compensation Table

        During the fiscal year ended January 31, 2009 the total remuneration paid to the Trustees was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Deutsche Bank Trust Company Americas, Corporate Trustee	$157,128	N/A	N/A	N/A	$10,273	(1)	$167,401
James A. Ehrenberg	$35,995	N/A	N/A	N/A	N/A		$35,995
David J. Hoffman	$35,995	N/A	N/A	N/A	N/A		$35,995
Richard G. Lareau	$35,995	N/A	N/A	N/A	N/A		$35,995
Norman F. Sprague III	$35,995	N/A	N/A	N/A	N/A		$35,995

(1)
Represents fees and disbursements paid to Deutsche Bank Trust Company Americas for its services as registrar and transfer agent of the Units.

Trustees' Compensation Report

        The Trustees have not designated a compensation committee. The Trustees, as a group, have reviewed and discussed the Compensation Discussion and Analysis ("CD&A") and based on such review and discussion have recommended that the CD&A be included in this Proxy Statement.

                      MESABI TRUST
                      Deutsche Bank Trust Company Americas
                      James A. Ehrenberg
                      David J. Hoffman
                      Richard G. Lareau
                      Norman F. Sprague III

TRUST GOVERNANCE

        To carry out the Trustees' duties under the Agreement of Trust, the Trustees meet on a quarterly basis to discuss information and circumstances relevant to the Trust. The Trustees also conduct telephone conferences from time to time between the quarterly meetings to address developments that require more timely attention.

Committees

        The Trust is a publicly-traded trust listed on the New York Stock Exchange ("NYSE") and is therefore subject to extensive regulation under, among others, the Securities Act of 1933, the Securities Exchange Act of 1934, NYSE rules and regulations and the Sarbanes-Oxley Act of 2002. In most instances, these laws, rules and regulations do not specifically address their applicability to publicly-traded trusts such as the Trust. In particular, the Sarbanes-Oxley Act provides for the adoption by the Securities and Exchange Commission and the New York Stock Exchange of certain rules and regulations that may be impossible for the Trust to literally satisfy because of its nature as a pass-through trust. The Trust does not have, nor does the Agreement of Trust provide for, a board of directors, executive officers, or the formation of (and delegation of duties to) an audit, nominating, governance or compensation committee. Therefore, the Trust cannot literally comply with many of these rules and regulations under the Agreement of Trust.

Audit Committee

        The Trust's activities are limited to collecting income, paying expenses and liabilities, distributing net income to the holders of Trust Certificates (the "Unitholders") after the payment of, or provision for, such expenses and liabilities, and protecting and conserving the assets held. Although the Trust is not required to designate an audit committee because of an exemption from Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the Trustees believe that they collectively perform the functions of an audit committee. The Trustees have not designated an "audit committee financial expert." The Trustees have adopted a Code of Ethics that applies to the Trustees. A copy of the Code of Ethics is incorporated by reference in Exhibit 14 of the Trust's Annual Report on Form 10-K for fiscal year 2009.

Meetings and Attendance

        To carry out the Trustees' duties under the Agreement of Trust, the Trustees meet on a quarterly basis to discuss information and circumstances relevant to the Trust. The Trustees also conduct telephone conferences from time to time between the quarterly meetings to address developments that require more timely attention. During fiscal year ending January 31, 2009, the Trustees held five regular and special meetings.

        In the third quarter of each year, the Trustees' meeting is typically conducted in connection with the Trustees' annual inspection trip in which they personally visit and tour Northshore's mining operations and plant facilities located near Babbitt and in Silver Bay, Minnesota, respectively. During the inspection trip, the Trustees meet with and interview Northshore personnel with respect to Northshore's current operations, changes in operations, mining plans, capital equipment and facilities.

Trustee Nomination Process

        As a passive business organization, the Trust is not subject to the independence rules under Section 303A of the NYSE listed company manual. Also, as described below, the election of Trustees occurs infrequently. Accordingly, the Trust does not have a standing nomination committee, nor has it adopted a charter governing nominations.

        Once elected, each Individual Trustee remains in that position until the earlier of such trustee's resignation, death, incapacity or such trustee's removal, with or without cause, at a special meeting of the Trust Certificate Holders by the affirmative vote of the holders of a majority of all the Units then outstanding. The Agreement of Trust does not establish any guidelines with respect to the nomination of successor trustees. At such time as a vacancy occurs in the Trustees, all of the remaining Trustees serve the function of a nominating committee and do so in accordance with the provisions of the Agreement of Trust. A copy of the Agreement of Trust, as amended, is on file with the Securities and Exchange Commission.

        Due to the infrequency of vacancies in the Trustees, the Trustees have not established a formal policy with regard to the consideration of candidates for a vacancy in the Trustees recommended by the Trust Certificate Holders. Should any Trust Certificate Holder seek to recommend a nominee, the Trustees may review the candidate's qualifications and take such action as appropriate in furtherance of the best interests of Trust.

        Mr. Berglund was recommended for nomination by the Trustees and his nomination was approved by all the Trustees pursuant to an action by written consent resolution of the Trustees effective as of October 28, 2009.

Trust Certificate Holders' Communication with Trustees

        The Trustees have not established a formal process for Trust Certificate Holders to send communications to the Trustees. Trust Certificate Holders may communicate with the Trustees by sending written communication Deutsche Bank Trust Company Americas, Corporate Trustee, Attn: Kenneth R. Ring, 60 Wall Street, 27th Floor, New York, New York 10005. The Corporate Trustee will promptly forward any communication so received to the Trustees or an Individual Trustee specifically addressed in the communication. The Trust reserves the right to alter this process in the event that the process is abused, becomes unworkable or otherwise does not efficiently serve the purposes of the policy.

INFORMATION REGARDING PRINCIPAL ACCOUNTANT

Current Independent Public Accountant

        The Trustees selected Wipfli LLP ("Wipfli") as the independent accountants of the Trust for fiscal year 2009. Representatives of Wipfli will be present at the special meeting and will have an opportunity to make a statement if they desire. Such representatives are expected to be available to respond to questions as appropriate.

        Wipfli has been the independent certified public accountants to the Trust since October 17, 2008. On October 17, 2008, Gordon, Hughes & Banks LLP ("GH&B") resigned as independent certified public accountants to the Trust due to GH&B's announced acquisition by Eide Bailly. Eide Bailly serves as a third-party consultant to the Trust and prepares the Trust's annual and quarterly financial statements in that capacity. The decision to replace GH&B was made by the Trustees of the Trust, as the Trust does not have a Board of Directors. GH&B's decision to resign as the Trust's independent certified public accountants effective was not motivated by any disagreement with the Trustees over the Trust's financial statements.

        GH&B's reports on the Trust's consolidated financial statements for the two fiscal years ended January 31, 2008 and January 31, 2007, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Trust's two fiscal years ended January 31, 2008 and January 31, 2007, there were no disagreements with GH&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of GH&B, would have caused GH&B to make reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. During the Trust's two fiscal years ended January 31, 2008 and January 31, 2007, there were no "Reportable Events" (hereinafter defined) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. As used herein, the term "Reportable Event" means any of the events specified in paragraphs (a)(1)(v) (A)-(D) of Item 304 of Regulation S-K.

Fees Paid to Independent Accountants

        Audit Fees.    The aggregate fees paid for professional services rendered by Wipfli for the audit of the Trust's annual financial statements, the audit of the Trustees' assessment of internal control over financial reporting and review of the financial statements included in the Trust's quarterly reports on Form 10-Q for fiscal 2009 were $4,877, which amount excludes fees incurred by the Trust for professional services rendered by Wipfli after January 31, 2009 and not yet billed to the Trust.

        The aggregate fees paid for professional services rendered by GH&B for the audit of the Trust's annual financial statements, the Trustees' assessment of internal control over financial reporting for fiscal 2008 and review of the financial statements included in the Trust's quarterly reports on Form 10-Q for fiscal 2009 were $41,866.

        The aggregate fees paid for professional services rendered by GH&B for the audit of the Trust's annual financial statements, the audit of the Trustees' assessment of internal control over financial reporting and review of the financial statements included in the Trust's quarterly reports on Form 10-Q for fiscal 2008 were approximately $44,000.

        Audit-Related Fees.    No fees were paid to Wipfli or GH&B for assurance and related services that were not reasonably related to the performance of the audit or review of the Trust's financial statements for fiscal 2009 or fiscal 2008.

        Tax Fees.    No fees were paid to Wipfli or GH&B for tax compliance, tax advice and tax planning for the Trust for fiscal 2009 or fiscal 2008.

        All Other Fees.    No other fees were paid to Wipfli or GH&B for services provided to the Trust, other than those described in item (a), for fiscal 2009 or fiscal 2008.

        Before the independent auditor is engaged to perform audit and review services for the Trust, the Trustees approve the engagements. All services described in this section were approved by the Trustees.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND TRUSTEES

Security Ownership of 5% or Greater Beneficial Owners

        The following table sets forth information concerning each person known to the Trust to own beneficially more than 5% of the Trust's Units outstanding as of November 3, 2009. Such information has been obtained from the Trust's records and a review of statements filed with the Trust pursuant to Rule 13d-102 under the Securities Exchange Act of 1934, as amended, through November 3, 2009.

Name and Address of Beneficial Owner(s)	Amount of Beneficial Ownership of Units		Percent of Class
Donald W. Hodges, First Dallas Holdings, Inc., a Texas corporation, First Dallas Securities, Inc., a Texas corporation, Hodges Capital Management, Inc., a Texas corporation, Hodges Fund, a Massachusetts business trust, and Hodges Small Cap Fund, a Massachusetts business trust, 2905 Maple Ave, Dallas, Texas 75201	725,150	(a)	5.5%
Jeffrey L. Gendell, Tontine Capital Partners, L.P., a Delaware limited partnership, Tontine Capital Management, L.L.C., a Delaware limited liability company, and Tontine Overseas Associates, L.L.C., a Delaware limited liability company, 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	911,600	(b)	6.9%

(a)
According to a Schedule 13G dated February 13, 2009, First Dallas Holdings, Inc., which is a holding company and parent company of First Dallas Securities, Inc., Hodges Capital Management, Inc., Hodges Fund, and Hodges Small Cap Fund, has shared voting power with respect to 386,000 Units and shared dispositive power with respect to 725,150 Units. Dallas Holdings, Inc., First Dallas Securities, Inc., Hodges Capital Management, Inc., Hodges Fund, and Hodges Small Cap Fund are all identified as part of a group. First Dallas Securities, Inc., a broker dealer and investment adviser, has shared dispositive power with respect to 119,119 Units. Hodges Capital Management, Inc., an investment adviser, has shared voting power with respect to 375,000 Units and shared dispositive power with respect to 595,031 Units. Hodges Fund, an investment company, has shared voting power with respect to 375,000 Units and shared dispositive power with respect to 375,000 Units. Donald W. Hodges is a reporting person with respect to First Dallas Holdings, Inc.

(b)
According to a Schedule 13G/A dated February 13, 2007, filed by such persons, which indicates that such persons each have shared voting power and shared dispositive power with respect to such Units. Tontine Capital Management, L.L.C. is the general partner of Tontine Capital Partners, L.P., the direct owner of the 861,600 Units reported. Tontine Overseas Associates, L.L.C., a limited liability company organized under the laws of the state of Delaware, serves as investment manager to Tontine Capital Overseas Master Fund, L.P., a Cayman Islands partnership with respect to the 50,000 Units held directly by Tontine Overseas Associates, L.L.C. Mr. Gendell is a reporting person with respect to the Units directly owned by Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P.

Security Ownership of Nominee and Trustees

        The table below sets forth information as to the number of Units beneficially owned by each Trustee, the Trustees' as a group and by Robert C. Berglund. The information with respect to each Trustee's ownership of Units includes those Units for which such Trustee has voting power or investment power. Voting power and investment power are not shared with others unless specifically stated. All statements as to beneficial ownership are as of November 3, 2009.

Name	Amount of Beneficial Ownership of Units		Percent of Class
Deutsche Bank Trust Company Americas	0	(a)	0
James A. Ehrenberg	3,000		**
David J. Hoffman	38,100	(b)	**
Richard G. Lareau	24,000	(c)	**
Norman F. Sprague III	12,700		**
Robert C. Berglund	2,000		**
All trustees as a group	77,800		**

**
Less than 1%

(a)
Deutsche Bank Trust Company Americas previously held, on behalf of various customers, Units in so-called "directed" accounts. Deutsche Bank Trust Company Americas no longer maintains such directed accounts and therefore does not beneficially own any Units.

(b)
Includes 15,100 Units owned by Mr. Hoffman's wife, over which Mr. Hoffman does not have any investment or voting power and as to which Mr. Hoffman disclaims any beneficial ownership.

(c)
Includes 10,000 Units owned by Mr. Lareau's wife, over which Mr. Lareau does not have any investment or voting power and as to which Mr. Lareau disclaims any beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Trust has no directors or executive officers. See the heading titled "Trustee Compensation" in this Proxy Statement for the remuneration received by the Individual Trustees and the Corporate Trustee for the fiscal year ended January 31, 2009 and the heading section titled "Security Ownership of Certain Beneficial Owners and Trustees" for information concerning units of beneficial interest owned by the Trustees. Mr. Richard G. Lareau, who became a Trustee on March 7, 1990, is a senior partner in the law firm of Oppenheimer Wolff & Donnelly LLP, of Minneapolis, Minnesota. That firm has been retained by the Trust since 1961 to act with respect to matters of Minnesota law, and was retained in 1991 by the Trustees other than Mr. Lareau to act as general legal counsel. The Trust paid Oppenheimer Wolff & Donnelly LLP ("Oppenheimer") fees totaling $219,329 for legal services provided to the Trust during the fiscal year ended January 31, 2009 compared with fees totaling $160,780 for legal services provided to the Trust during fiscal year ended January 31, 2008.

        In each of the last two fiscal years, Oppenheimer represented the Trust and assisted the Trustees in the preparation and filing of the Trust's current, periodic and annual reports with the SEC and related securities law compliance. Oppenheimer also advised the Trust on various other legal matters related to inquiries from third parties in the ordinary course of the Trust's administration. The total amount of Oppenheimer's legal fees for services rendered during fiscal 2009 increased approximately $58,000, or 36%, as compared to fiscal 2008. The increase in legal fees in fiscal 2009, as compared to fiscal 2008, resulted primarily from Oppenheimer providing the Trust with services related to the Trust's change of its independent certified public accounting firm, responding to comments received from the SEC staff under the disclosure review program, additional third party inquiries made to the Trust, and cost of living increases in the billing rates of Oppenheimer attorneys who provide services to the Trust.

Related Person Transaction Policy

        The Trustees meet on a quarterly basis and review and approve or ratify all of the transactions that occurred during the prior fiscal quarter. In connection with their review of the Trust's transactions, the Trustees consider whether there have been any related person transactions. In determining whether to approve a related person transaction, the Trustees consider the following factors, in addition to any other factors they deem necessary or appropriate:

  •
  whether the transaction is expressly permitted by the Agreement of Trust;

  •
  whether the terms are fair to the Trust;

  •
  whether the transaction is material to the Trust;

  •
  the role of the related person in arranging the related person transaction;

  •
  the structure of the related person transaction; and

  •
  the interests of all related persons in the related person transaction.

        The Trust maintains a written related person transaction approval policy, which sets forth the Trust's policies and procedures for the review, approval or ratification of any transaction required to be reported in the Trust's filings with the Securities and Exchange Commission. The policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which the Trust is a participant and in which a related person has a direct or indirect interest.

        Certain types of transactions, which would otherwise require review, are pre-approved by the Trustees in accordance with the policy. These types of transactions include, for example, (i) transactions, which when aggregated with the amount of all other transactions between the related person and the Trust, involve less than $120,000 in a fiscal year; (ii) transactions where the interest of the related person arises only by way of a directorship or minority stake in another organization that is a party to the transaction; (iii) transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and (iv) a transaction that is specifically contemplated by provisions of the Agreement of Trust.

        Based on their review of the Trust's transactions since the start of the fiscal year beginning February 1, 2009, the Trustees concluded that there were no related person transactions required to be disclosed in this Proxy Statement.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Trustees and holders of more than 10% of the Trust's Units to file with the Securities and Exchange Commission and the NYSE initial reports of ownership of Units and reports of changes in such ownership. The Commission's rules require such persons to furnish the Trust with copies of all Section 16(a) reports that they file. Based solely on a review of these reports, the Trust believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2009.

Trust Certificate Holder Proposals

        The Trust is not required to and does not hold annual meetings of Trust Certificate Holders. Accordingly, the Trust does not publish a date by which Trust Certificate Holders must make proposals for inclusion in an annual meeting.

        The Trust Certificate Holders may initiate the calling of a special meeting by submitting a written request to the Trustees signed by at least 15% in interest of the Trust Certificate Holders. The written request must specify in reasonable detail the action proposed to be taken. If the Trustees fail to call a meeting within 30 days of receiving the written request, the 15% in interest of the Trust Certificate Holders, or their designated representative, may call a special meeting.

Annual Report

        The Trust will furnish without charge a copy of its Annual Report on Form 10-K (exclusive of exhibits) for the fiscal year ended January 31, 2009, to any person who was a Trust Certificate Holder as of November 9, 2009, upon receipt from any such person of a written request for such annual report. Such request should be sent to Deutsche Bank Trust Company Americas, Corporate Trustee, Attn: Kenneth R. Ring, 60 Wall Street, 27th Floor, New York, New York 10005.

Householding Information

        Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that you and other holders of the Units in your household may not receive separate copies of our Proxy Statement. We will promptly deliver an additional copy of such document upon request. Such requests should be directed to Georgeson Inc., toll free at 1-800-868-1366 or Deutsche Bank Trust Company Americas, Corporate Trustee, Attn: Kenneth R. Ring, 60 Wall Street, 27th Floor, New York, New York 10005.

Where You Can Find More Information

        The Units of the Trust are listed on the New York Stock Exchange under the symbol "MSB." The Trust files annual, quarterly and special reports and other information with the Securities and Exchange Commission. The Trust's SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document the Trust files with SEC at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        The Trust will provide copies of the reports and other information filed with the SEC to any Trust Certificate Holder, at the actual cost of reproduction, upon written request to the Corporate Trustee. Such request should be sent to Deutsche Bank Trust Company Americas, Corporate Trustee, Attn: Kenneth R. Ring, 60 Wall Street, 27th Floor, New York, New York 10005. You may also access reports and other information filed with the SEC at the Trust's website: http://www.mesabi-trust.com.

        If you have any questions or require additional information concerning this Proxy Statement, please contact Georgeson Inc., toll free at 1-800-868-1366.

Very truly yours,
DEUTSCHE BANK TRUST COMPANY AMERICAS Corporate Trustee of Mesabi Trust

 Appendix A

To the Trustees of Mesabi Trust:

        I, David J. Hoffman, hereby announce my intention to resign as Trustee of the Mesabi Trust due to general concerns regarding my health. This letter serves as the written notice of my resignation as required by Section 12.2 of the Agreement of Trust dated July 18, 1961. My resignation will take effect upon the appointment of my successor as provided in Section 12.2 Agreement of Trust.

Sincerely,
/s/ DAVID J. HOFFMAN David J. Hoffman

A-1

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE P R O X Y MESABI TRUST PROXY SOLICITED ON BEHALF OF THE MESABI TRUST FOR THE SPECIAL MEETING OF TRUST CERTIFICATE HOLDERS TO BE HELD ON DECEMBER 17, 2009 The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Trust Certificate Holders and the Proxy Statement, and appoints James A. Ehrenberg, Richard G. Lareau, Norman F. Sprague, III, and Deutsche Bank Trust Company Americas and each of them individually, as his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote all Units of Beneficial Interest of the Mesabi Trust that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on the record date at the Special Meeting of Trust Certificate Holders of the Mesabi Trust to be held at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Minneapolis, Minnesota 55413 on Thursday, December 17, 2009, at 10:00 a.m., local time, and at any adjournment or postponement thereof, on all matters properly coming before such meeting. You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE. If you fail to specify your vote, your Proxy will be voted “FOR” each of the proposals contained on the reverse side of this Proxy. The Proxies cannot vote your Units unless you sign and return this card. Any Proxy may be revoked in writing at any time prior to the voting thereof. The Trustees recommend a vote “FOR” Proposal 1. Any Proxy when properly granted will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. Proxies are authorized to vote upon matters incident to the conduct of the meeting, such as approval of one or more adjournments of the meeting for the purpose of obtaining additional Trust Certificate Holder votes. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE TRUST CERTIFICATE HOLDERS MEETING TO BE HELD ON DECEMBER 17, 2009 The Notice, Proxy Statement, Annual Report and directions to the meeting are available at www.mesabi-trust.com. SEE REVERSE SIDE YOUR VOTE IS IMPORTANT Please complete, date, sign and mail your proxy card in the envelope provided as soon as possible.

CONTROL NUMBER COMPANY NUMBER TELEPHONE VOTING This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-450-9556, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 11:59 PM Eastern Time on December 16, 2009. INTERNET VOTING Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 PM Eastern Time on December 16, 2009. VOTING BY MAIL Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1101, New York, NY 10269- 0646. If you are voting by telephone or the Internet, please do not mail your proxy card. THERE ARE THREE WAYS TO VOTE YOUR PROXY 0147FD X Please mark votes as in this example. FOR WITHHOLD AUTHORITY The Trustees recommend a vote “FOR” proposal 1. 1. Appointment of Successor Trustee. Proposal One – Appointment of Robert C. Berglund as Successor Trustee. The undersigned hereby confers upon said attorneys and proxies, or any one or more of them, or his or their substitute or substitutes, discretionary authority to vote with respect to the election of the following nominee as a successor Trustee. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Unitholders to be held December 17, 2009. Please sign this Proxy EXACTLY as your name(s) appears on this Proxy card. Joint owners should each sign personally. If you are signing as a representative of the named Trust Certificate Holder (e.g. as a trustee of a trust, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your FULL title or the capacity in which you sign. Signature 1 - Please keep signature on line Dated, 2009 Signature 2 - Please keep signature on line Dated, 2009 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

QuickLinks

YOUR VOTE IS IMPORTANT
VOTING AND QUORUM
PROPOSAL ONE—APPOINTMENT OF SUCCESSOR TRUSTEE
GENERAL INFORMATION
TRUSTEE COMPENSATION
TRUST GOVERNANCE
INFORMATION REGARDING PRINCIPAL ACCOUNTANT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND TRUSTEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ADDITIONAL INFORMATION
  Appendix A